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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            ________________________


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of Earliest Event Reported) March 7, 1996


                            STERLING SOFTWARE, INC.
               (Exact Name of Registrant as Specified in Charter)



  Delaware             1-8465           75-1873956
  (State of           (Commission     (IRS Employer
incorporation)       File Number)    Identification No.)



    8080 North Central Expressway, Suite 1100, Dallas, Texas    75206
           (Address of Principal Executive Offices)         (Zip Code)

      Registrant's telephone number, including area code:  (214) 891-8600

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Item 5.  Other Events

Subsidiary Initial Public Offering

     As previously reported by Sterling Software, Inc. ("Sterling Software") in its Quarterly Report on Form 10-Q for the period ended December 31, 1995 (the "Form 10-Q"), Sterling Commerce, Inc. ("SCI"), a subsidiary of Sterling Software, filed a Registration Statement with the Securities and Exchange Commission for the purpose of effecting an initial public offering (the "Offering") of up to 13,800,000 shares (the "Shares") of common stock, par value $.01 per share, of SCI ("SCI Common Stock"). On March 7, 1996, Sterling Software and SCI entered into agreements (the "Underwriting Agreements") with Alex. Brown & Sons Incorporated, Bear, Stearns & Co., Inc. and The Chicago Corporation, as representatives of the several underwriters named in the Underwriting Agreements, to effect the Offering, on a firm commitment basis, at the initial public offering price of $24.00 per Share. In the Offering, 10,200,000 Shares are being sold by Sterling Software and 1,800,000 Shares are being sold by SCI. Sterling Software has granted the underwriters options to purchase up to 1,800,000 additional Shares for the purpose of covering over-allotments. The Shares have been approved for listing and trading on the New York Stock Exchange under the symbol "SE".

     Following completion of the Offering, Sterling Software would own approximately 84.0% of the outstanding shares of SCI Common Stock (approximately 81.6% if the over-allotment options granted to the underwriters are exercised in full). The Offering is expected to be completed on March 13, 1996. Sterling Software presently intends to use the net proceeds that it will receive upon the completion of the Offering for working capital and other general corporate purposes, including, but not limited to, possible acquisitions of software assets and companies.

Acceleration of Stock Options

     As previously reported in the Form 10-Q, Sterling Software has approved the acceleration of substantially all outstanding options granted under Sterling Software's existing stock option plans, effective as of the completion of the Offering. If all options and warrants to purchase Sterling Software's common stock ("SSW Common Stock") outstanding at February 29, 1996 were exercised, approximately 7,365,000 additional shares of SSW Common Stock would be issued and outstanding, with resulting proceeds to Sterling Software of approximately $239,686,000. There can be no assurance, however, as to whether or when any of such options or warrants will be exercised.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                STERLING SOFTWARE, INC.


                                By    /s/ JEANNETTE P. MEIER
                                    ------------------------
                                   Jeannette P. Meier
                                   Executive Vice President, Secretary and
                                   General Counsel

Date:  March 7, 1996

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